UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — May 3, 2016 (May 3, 2016)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre-commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre-commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On May 3, 2016, MDC Partners Inc. (the “Company” or “MDC”), Maxxcom Inc. (a subsidiary of the Company)  and each of their subsidiaries party thereto entered into a second amended and restated $325 million senior secured revolving credit facility (the “Credit Agreement”) with Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto. Advances under the Credit Agreement can be drawn as U.S. dollars or certain foreign currencies, and will be used for working capital and general corporate purposes, in each case pursuant to the terms of the Credit Agreement. Capitalized terms used in this section and not otherwise defined have the meanings set forth in the Credit Agreement, filed as Exhibit 10.1 hereto.

Advances under the Credit Agreement bear interest as follows: (a)(i) Non-Prime Rate Loans bear interest at the Non-Prime Rate and (ii) all other Obligations bear interest at the Prime Rate, plus (b) an applicable margin. The applicable margin for borrowing is 1.50% in the case of Non-Prime Rate Loans and Prime Rate Loans that are European Advances, and 0.75% on all other Obligations. In addition to paying interest on outstanding principal under the Credit Agreement, MDC is required to pay an unused revolver fee of 0.25% to lenders under the Credit Agreement in respect of unused commitments thereunder.

The Credit Agreement is guaranteed by substantially all of MDC’s present and future subsidiaries, other than immaterial subsidiaries and subject to customary exceptions. The Credit Agreement includes covenants that, among other things, restrict MDC’s ability and the ability of its subsidiaries to incur or guarantee additional indebtedness; pay dividends on or redeem or repurchase the capital stock of MDC; make certain types of investments; impose limitations on dividends or other amounts from MDC’s subsidiaries; incur certain liens, sell or otherwise dispose of certain assets; enter into transactions with affiliates; enter into sale and leaseback transactions; and consolidate or merge with or into, or sell substantially all of MDC’s assets to, another person. These covenants are subject to a number of important limitations and exceptions. The Credit Agreement also contains financial covenants, including a total leverage ratio, a senior leverage ratio, a fixed charge coverage ratio and a minimum earnings level (each as more fully described in the Credit Agreement). The Credit Agreement is also subject to customary events of default.

The foregoing description of the Credit Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the agreement, which is filed hereto as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.

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Certain Relationships

The financial institutions party to the Credit Agreement and their respective affiliates perform various financial advisory, investment banking and commercial banking services from time to time for MDC and its affiliates, for which they receive customary fees.

Item 2.02	Results of Operations and Financial Condition.

On May 3, 2016, the Company issued an earnings release reporting its financial results for the three months ended March 31, 2016. A copy of this earnings release is attached as Exhibit 99.1 hereto. Following the issuance of this earnings release, the Company hosted an earnings call in which its financial results for the three months ended March 31, 2016 were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

The Company has posted the materials attached as Exhibit 99.2 on its web site (www.mdc-partners.com). The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this Current Report on Form 8-K.

The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02 - Results of Operations and Financial Condition.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The foregoing information and the exhibits hereto contain forward-looking statements within the meaning of the federal securities laws. These statements are based on present expectations, and are subject to the limitations listed therein and in the Company's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

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Item 7.01	Regulation FD Disclosure.

      On May 3, 2016, the Company issued a press release announcing that its Board of Directors has declared a cash dividend of $0.21 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend will be payable on or about June 7, 2016, to shareholders of record at the close of business on May 24, 2016.

      The foregoing information (including the exhibit hereto) is being furnished under “Item 7.01 - Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated as of May 3, 2016, among the Company, Maxxcom Inc., a Delaware corporation, each of their subsidiaries party thereto, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto.

99.1	Press release dated May 3, 2016, relating to the Company’s earnings for the three months ended March 31, 2016.

99.2	Management presentation dated May 3, 2016.

99.3	Press release dated May 3, 2016, relating to the announcement of the Company’s dividend.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 3, 2016	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary

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